Apogee Enterprises, Inc.					Exhibit 99.2
Historical Quarterly Segment Data

Fiscal 2013	Quarter
Dollar amounts in thousands	First	Second	Third	Fourth	Total
Sales
Architectural Glass	$59,066	$63,277	$74,921	$69,192	$266,456
Architectural Services	38,918	46,653	49,125	51,874	186,570
Architectural Framing Systems	42,407	52,170	51,605	44,955	191,137
Large-Scale Optical	19,258	19,571	21,648	19,470	79,947
Intersegment eliminations	(5,515)	(5,731)	(6,883)	(5,757)	(23,886)
Total	$154,134	$175,940	$190,416	$179,734	$700,224

Operating income (loss)
Architectural Glass	$(2,406)	$(2,018)	$461	$(428)	$(4,391)
Architectural Services	(2,579)	(1,019)	(196)	2,786	(1,008)
Architectural Framing Systems	3,096	6,066	5,573	(151)	14,584
Large-Scale Optical	5,268	5,196	6,557	3,972	20,993
Corporate and other	(1,061)	(672)	(984)	(42)	(2,759)
Total	$2,318	$7,553	$11,411	$6,137	$27,419

Operating Margins
Architectural Glass	(4.1)%	(3.2)%	0.6%	(0.6)%	(1.6)%
Architectural Services	(6.6)	(2.2)	(0.4)	5.4	(0.5)
Architectural Framing Systems	7.3	11.6	10.8	(0.3)	7.6
Large-Scale Optical	27.4	26.5	30.3	20.4	26.3
Total	1.5%	4.3%	6.0%	3.4%	3.9%

Fiscal 2012	Quarter
Dollar amounts in thousands	First	Second	Third	Fourth	Total
Sales
Architectural Glass	$64,933	$71,933	$73,585	$67,636	$278,087
Architectural Services	34,441	35,704	36,701	42,933	149,779
Architectural Framing Systems	40,557	46,189	47,298	40,886	174,930
Large-Scale Optical	18,052	16,415	22,769	21,296	78,532
Intersegment eliminations	(4,645)	(4,684)	(5,500)	(4,036)	(18,865)
Total	$153,338	$165,557	$174,853	$168,715	$662,463

Operating income (loss)
Architectural Glass	$(8,063)	$(7,037)	$(2,593)	$(1,902)	$(19,595)
Architectural Services	(1,456)	(1,901)	(1,328)	1,806	(2,879)
Architectural Framing Systems	2,466	3,816	4,501	(381)	10,402
Large-Scale Optical	4,632	3,516	7,411	4,046	19,605
Corporate and other	(1,007)	(1,071)	(835)	(804)	(3,717)
Total	$(3,428)	$(2,677)	$7,156	$2,765	$3,816

Operating Margins
Architectural Glass	(12.4)%	(9.8)%	(3.5)%	(2.8)%	(7.0)%
Architectural Services	(4.2)	(5.3)	(3.6)	4.2	(1.9)
Architectural Framing Systems	6.1	8.3	9.5	(0.9)	5.9
Large-Scale Optical	25.7	21.4	32.5	19.0	25.0
Total	(2.2)%	(1.6)%	4.1%	1.6%	0.6%